Dropbox Announces Fiscal 2022 First Quarter Results

First Quarter Revenue of $562.4 Million, Up 9.9% Year-over-year; on a constant currency basis, Up 9.7% Year-over-year
GAAP and Non-GAAP Operating Income of $89.5 Million and $170.3 Million, Up 110.6% and 14.6% Year-over-year
Net Cash Provided by Operating Activities of $141.4 Million and Free Cash Flow of $130.7 Million

SAN FRANCISCO, Calif. - May 5, 2022 - Dropbox, Inc. (NASDAQ: DBX), today announced financial results for its first quarter ended March 31, 2022.

“2022 is off to a strong start as we launched new functionality and features across Backup, Shop and document workflows with HelloSign, DocSend and PDF editing; all designed to help customers organize, secure, and do more with their digital content,” said Dropbox Co-Founder and Chief Executive Officer Drew Houston. “I’m pleased with our team’s execution and performance in Q1, including strong profitability and improved user retention, reflecting our resilience in a challenging macro-environment. Looking ahead, I’m excited to build on this momentum as we continue to drive value for our customers and shareholders and work towards our vision of building one organized place for content and all the workflows around it.”

First Quarter Fiscal 2022 Results

•Total revenue was $562.4 million, an increase of 9.9% from the same period last year. On a constant currency basis, year-over-year growth would have been 9.7%.(1)

•Total ARR ended at $2.290 billion, an increase of 8.4% from the same period last year. On a constant currency basis, Total ARR grew $40 million quarter-over-quarter, and year-over-year growth would have been 8.9%.(2)

•Paying users ended at 17.09 million, as compared to 15.83 million for the same period last year. Average revenue per paying user was $134.63, as compared to $132.55 for the same period last year.

•GAAP gross margin was 79.9%, as compared to 78.6% for the same period last year. Non-GAAP gross margin was 81.3%, as compared to 80.2% for the same period last year.

•GAAP operating margin was 15.9%, as compared to 8.3% for the same period last year. Non-GAAP operating margin was 30.3%, as compared to 29.1% for the same period last year.

•GAAP net income was $79.7 million, as compared to $47.6 million for the same period last year. Non-GAAP net income was $141.5 million, as compared to $141.8 million for the same period last year.

•Net cash provided by operating activities was $141.4 million, as compared to $115.7 million for the same period last year. Free cash flow was $130.7 million, as compared to $108.8 million for the same period last year.

•GAAP diluted net income per share attributable to common stockholders was $0.21, as compared to $0.12 for the same period last year. Non-GAAP diluted net income per share attributable to common stockholders was $0.38, as compared to $0.35 for the same period last year.(3)

•Cash, cash equivalents and short-term investments ended at $1.496 billion.

(1) We calculate constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results.

(2) We calculate total annual recurring revenue ("Total ARR") as the number of users who have active paid licenses for access to our platform as of the end of the period, multiplied by their annualized subscription price to our platform. We adjust our exchange rates used to calculate Total ARR on an annual basis, at the beginning of each fiscal year. We calculate constant currency Total ARR growth rates by applying the current period exchange rate to prior period results.

(3) Non-GAAP diluted net income per share attributable to common stockholders is calculated based upon 372.9 million and 405.4 million diluted weighted-average shares of common stock for the three months ended March 31, 2022 and 2021, respectively.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on its conference call, webcast, and on its investor relations website at http://investors.dropbox.com.

Conference Call Information

Dropbox plans to host a conference call today to review its first quarter financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by dialing (877) 300-7844 from the United States or (786) 815-8440 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the Dropbox investor relations website at http://investors.dropbox.com. Following the completion of the call, a telephonic replay will be available through 5:00 p.m. PT / 8:00 p.m. ET on May 12, 2022 at (855) 859-2056 from the United States or (404) 537-3406 internationally with recording access code 5338719

Other Upcoming Events

•Timothy Young, President, will be presenting at the Jefferies Software Conference on Thursday, June 2

During these events, a live webcast will be accessible from the Dropbox investor relations website at http://investors.dropbox.com. Following the event, a replay will be made available at the same location.

About Dropbox

Dropbox is the one place to keep life organized and keep work moving. With more than 700 million registered users across 180 countries, we're on a mission to design a more enlightened way of working. Dropbox is headquartered in San Francisco, CA, and has offices around the world. For more information on our mission and products, visit http://dropbox.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, our expectations regarding distributed work trends, related market opportunities and our ability to capitalize on those opportunities. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. Dropbox has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Dropbox believes may affect its business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to realize anticipated benefits to our business from our shift to a Virtual First work model as well as impacts to our financial results and business operations as a result of this shift, (ii) impacts to our financial results, business operations and the business of our customers, suppliers, partners and the economy as a result of the COVID-19 pandemic, and related public health measures, as well as the potential for a more permanent global shift to remote work, (iii) our ability to retain and upgrade paying users, and increase our recurring revenue; (iv) our ability to attract new users or convert registered users to paying users; (v) our future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying users, and free cash flow; (vi) our history of net losses and our ability to achieve or maintain profitability; (vii) our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (viii) significant disruption of service on our platform or loss of content; (ix) any decline in demand for our platform or for content collaboration solutions in general; (x) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (xi) competition in our markets; (xii) our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees that may result from our shift to a Virtual First work model; (xiii) our ability to manage our growth or plan for future growth; (xiv) our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; (xv) our ability to attract and retain key personnel and highly qualified personnel; (xvi) our capital allocation plans with respect to our stock repurchase program and other investments; and (xvii) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-K for the year ended December 31, 2021. Additional information will be made available in our quarterly report on Form 10-Q for the quarter ended March 31, 2022 and other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$562.4	$511.6
Cost of revenue(1)	112.9	109.3
Gross profit	449.5	402.3
Operating expenses(1):
Research and development	210.8	181.2
Sales and marketing	95.7	102.7
General and administrative	53.5	58.6
Impairment related to real estate assets(2)	—	17.3
Total operating expenses	360.0	359.8
Income from operations	89.5	42.5
Interest expense, net	(1.4)	(1.2)
Other income, net	5.7	5.1
Income before income taxes	93.8	46.4
(Provision for) benefit from income taxes	(14.1)	1.2
Net income	$79.7	$47.6
Basic net income per share	$0.22	$0.12
Diluted net income per share	$0.21	$0.12
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	370.7	398.1
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	372.9	405.4

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$5.7	$5.4
Research and development	50.5	43.5
Sales and marketing	4.5	6.9
General and administrative	11.6	12.1

(2) Includes impairment charges related to real estate assets as a result of our decision to shift to a Virtual First work model.

Dropbox, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$445.5	$533.0
Short-term investments	1,050.1	1,185.1
Trade and other receivables, net	44.6	49.6
Prepaid expenses and other current assets	82.7	82.1
Total current assets	1,622.9	1,849.8
Property and equipment, net	316.1	322.0
Operating lease right-of-use asset	420.3	413.9
Intangible assets, net	50.0	53.6
Goodwill	355.9	356.6
Other assets	86.8	95.4
Total assets	$2,852.0	$3,091.3
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$24.4	$25.7
Accrued and other current liabilities	155.2	140.8
Accrued compensation and benefits	44.6	139.1
Operating lease liability	82.6	78.3
Finance lease obligation	118.9	120.4
Deferred revenue	691.7	671.5
Total current liabilities	1,117.4	1,175.8
Operating lease liability, non-current	632.3	632.0
Finance lease obligation, non-current	156.6	167.7
Convertible senior notes, net, non-current	1,371.2	1,370.3
Other non-current liabilities	37.8	39.4
Total liabilities	3,315.3	3,385.2
Stockholders' deficit:
Additional paid-in-capital	2,419.7	2,448.1
Accumulated deficit	(2,854.9)	(2,739.4)
Accumulated other comprehensive loss	(28.1)	(2.6)
Total stockholders' deficit	(463.3)	(293.9)
Total liabilities and stockholders' deficit	$2,852.0	$3,091.3

Dropbox, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$79.7	$47.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39.4	34.7
Stock-based compensation	72.3	67.9
Impairment related to real estate assets	—	17.3
Amortization of debt issuance costs	1.0	0.7
Amortization of deferred commissions	9.0	7.7
Other	1.8	(0.9)
Changes in operating assets and liabilities:
Trade and other receivables, net	4.8	(7.1)
Prepaid expenses and other current assets	(9.7)	(12.3)
Other assets	26.1	17.9
Accounts payable	(1.0)	10.1
Accrued and other current liabilities	19.1	6.3
Accrued compensation and benefits	(94.5)	(70.6)
Deferred revenue	19.5	28.9
Other non-current liabilities	(27.0)	(34.1)
Tenant improvement allowance reimbursement	0.9	1.6
Net cash provided by operating activities	141.4	115.7
Cash flows from investing activities
Capital expenditures	(10.7)	(6.9)
Business combinations, net of cash acquired	—	(125.4)
Purchases of short-term investments	(81.6)	(513.9)
Proceeds from sales of short-term investments	51.8	114.2
Proceeds from maturities of short-term investments	137.5	129.9
Other	4.0	3.3
Net cash provided by (used in) investing activities	101.0	(398.8)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes	—	1,389.1
Purchase of convertible note hedge in connection with issuance of convertible senior notes	—	(265.3)
Proceeds from sale of warrants in connection with issuance of convertible senior notes	—	202.9
Payments of debt issuance costs	—	(22.7)
Payments for taxes related to net share settlement of restricted stock units and awards	(36.7)	(35.8)
Proceeds from issuance of common stock, net of taxes withheld	0.2	2.9
Principal payments on finance lease obligations	(32.4)	(24.6)
Common stock repurchases	(259.9)	(431.9)
Net cash (used in) provided by financing activities	(328.8)	814.6
Effect of exchange rate changes on cash and cash equivalents	(1.1)	(0.9)
Change in cash and cash equivalents	(87.5)	530.6
Cash and cash equivalents - beginning of period	533.0	314.9
Cash and cash equivalents - end of period	$445.5	$845.5

Supplemental cash flow data:
Property and equipment acquired under finance leases	$19.7	$24.0

Dropbox, Inc.
Three Months Ended March 31, 2022
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$112.9	$(5.7)	$—	$(2.0)	$105.2
Cost of revenue margin	20.1%	(1.0%)	—%	(0.4%)	18.7%
Gross profit	449.5	5.7	—	2.0	457.2
Gross margin	79.9%	1.0%	—%	0.4%	81.3%
Research and development	210.8	(50.5)	(3.2)	—	157.1
Research and development margin	37.5%	(9.0%)	(0.6%)	—%	27.9%
Sales and marketing	95.7	(4.5)	(1.7)	(1.5)	88.0
Sales and marketing margin	17.0%	(0.8%)	(0.3%)	(0.3%)	15.6%
General and administrative	53.5	(11.6)	(0.1)	—	41.8
General and administrative margin	9.5%	(2.1%)	—%	—%	7.4%
Income from operations	$89.5	$72.3	$5.0	$3.5	$170.3
Operating margin	15.9%	12.9%	0.9%	0.6%	30.3%

Dropbox, Inc.
Three Months Ended March 31, 2021
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Impairment related to real estate assets(1)	Workforce reduction expense(2)	Non-GAAP
Cost of revenue	$109.3	$(5.4)	$—	$(1.0)	$—	$(1.6)	$101.3
Cost of revenue margin	21.4%	(1.1%)	—%	(0.2%)	—%	(0.3%)	19.8%
Gross profit	402.3	5.4	—	1.0	—	1.6	410.3
Gross margin	78.6%	1.1%	—%	0.2%	—%	0.3%	80.2%
Research and development	181.2	(43.5)	(4.3)	—	—	(2.6)	130.8
Research and development margin	35.4%	(8.5%)	(0.8%)	—%	—%	(0.5%)	25.6%
Sales and marketing	102.7	(6.9)	(0.2)	(1.4)	—	(6.3)	87.9
Sales and marketing margin	20.1%	(1.3%)	—%	(0.3%)	—%	(1.2%)	17.2%
General and administrative	58.6	(12.1)	(1.2)	—	—	(2.3)	43.0
General and administrative margin	11.5%	(2.4%)	(0.2%)	—%	—%	(0.4%)	8.4%
Impairment related to real estate assets	17.3	—	—	—	(17.3)	—	—
Impairment related to real estate assets margin	3.4%	—%	—%	—%	(3.4%)	—%	—%
Income from operations	$42.5	$67.9	$5.7	$2.4	$17.3	$12.8	$148.6
Operating margin	8.3%	13.3%	1.1%	0.5%	3.4%	2.5%	29.1%

(1) Includes impairment charges related to real estate assets as a result of our decision to shift to a Virtual First work model.

(2) Includes expenses related to workforce reduction such as severance, benefits, and other related items.

Dropbox, Inc.
Three Months Ended March 31, 2022 and 2021
Reconciliation of GAAP net income to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
GAAP net income	$79.7	$47.6
Stock-based compensation	72.3	67.9
Acquisition-related and other expenses	5.0	5.7
Amortization of acquired intangible assets	3.5	2.4
Impairment related to real estate assets	—	17.3
Workforce reduction expense	—	12.8
Income tax effects of non-GAAP adjustments	(19.0)	(11.9)
Non-GAAP net income	$141.5	$141.8
Non-GAAP diluted net income per share	$0.38	$0.35
Weighted-average shares used to compute Non-GAAP diluted net income per share	372.9	405.4

Dropbox, Inc.
Three Months Ended March 31, 2022 and 2021
Reconciliation of free cash flow and supplemental cash flow disclosure
(In millions, except for percentages)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Free cash flow reconciliation:
Net cash provided by operating activities	$141.4	$115.7
Less:
Capital expenditures	(10.7)	(6.9)
Free cash flow	$130.7	$108.8
Free cash flow margin	23.2%	21.3%
Supplemental disclosures:
Key employee holdback payments related to acquisitions(1)	$14.3	$4.0
Payments related to workforce reduction(2)	$—	$12.4

(1) For the first quarter ended March 31, 2022, we made payments in the amount of $14.3 million for the 2022 installments of deal consideration employee holdbacks pertaining to our acquisitions. The related expenses are recognized within research and development and sales and marketing expenses over the required service period.

(2) Includes payments made related to workforce reduction such as severance, benefits, and other related items.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: revenue growth and Total ARR growth excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF") and non-GAAP diluted net income per share. Dropbox has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differ from GAAP in that they exclude stock-based compensation expense, amortization of acquired intangible assets, other acquisition-related expenses, which include third-party diligence costs and expenses related to key employee holdback agreements, impairment charges related to real estate assets, expenses related to our reduction in force and the income tax effect of the aforementioned adjustments. FCF differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Free cash flow margin is calculated as FCF divided by revenue. For periods that we are in a GAAP net income position, the weighted average shares used in the computation are the same as the shares used in our non-GAAP diluted net income per share computation. In order to present revenue on a constant currency basis for the quarter ended March 31, 2022, Dropbox calculates constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. Dropbox calculates constant currency Total ARR growth rates by applying the current period rate to prior period results. Dropbox presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

Dropbox's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures, non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term, and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. FCF is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF are that FCF does not reflect our future contractual commitments, excludes investments made to acquire assets under finance leases, includes capital expenditures, and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include expenses related to reduction in workforce and key employee holdback payments related to its acquisitions. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Kern Kapoor
ir@dropbox.com
or
Media:
Alissa Stewart
press@dropbox.com